                                                                    EXHIBIT 4.20


                         SECURITIES PURCHASE AGREEMENT



               170,000 Shares of Series A Cumulative Exchangeable
                                Preferred Stock,

                         750,000 Shares of Common Stock

                                      and

                    3,448,276 Common Stock Purchase Warrants


                                       of


                           Jackson Acquisition Corp.

                          ----------------------------

                                August 16, 1995

                          ----------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                                                      PAGE
                                                                                                      ----
SECTION 1.  DEFINITIONS .............................................................................. -1-

SECTION 2.  PURCHASE AND SALE OF SECURITIES .......................................................... -1-
Section 2.1.    Issue of Securities .................................................................. -1-
Section 2.2.    Sale and Purchase; the Closing ....................................................... -2-
Section 2.3.    Failure to Deliver ................................................................... -3-
Section 2.4.    Issue Price .......................................................................... -3-
Section 2.5.    Indemnification ...................................................................... -3-

SECTION 3.  CLOSING CONDITIONS ....................................................................... -6-
Section 3.1.    Satisfaction of Closing Conditions to Note Agreement ................................. -6-
Section 3.2.    Compliance with Agreements ........................................................... -6-
Section 3.3.    Legality of Investment ............................................................... -6-
Section 3.4.    Filing of the Certificate ............................................................ -6-
Section 3.5.    Satisfactory Proceedings ............................................................. -6-

SECTION 4.  COVENANTS ................................................................................ -7-
Section 4.1.    Expenses, Stamp and Other Taxes, Indemnities by the Company .......................... -7-
Section 4.2.    Direct Payment ....................................................................... -7-
Section 4.3.    Board Observance ..................................................................... -8-
Section 4.4.    ERISA Compliance ..................................................................... -8-
Section 4.5.    Loss, Theft, Etc. of Security ........................................................ -8-
Section 4.6.    Financial Statements and Other Information ........................................... -9-

SECTION 5.  REPRESENTATIONS AND WARRANTIES ........................................................... -9-
Section 5.1.    Representations of the Company ....................................................... -9-
Section 5.2.    Representations of the Purchaser ..................................................... -9-

SECTION 6.  MISCELLANEOUS ........................................................................... -10-
Section 6.1.    Notices ............................................................................. -10-
Section 6.2.    Amendment and Waiver ................................................................ -11-
Section 6.3.    Successors and Assigns .............................................................. -11-
Section 6.4.    Survival of Covenants and Representations ........................................... -11-
Section 6.5.    Severability ........................................................................ -11-
Section 6.6.    Governing Law ....................................................................... -11-

                                                                                                      PAGE
                                                                                                      ----
Section 6.7.    Captions ............................................................................ -12-
Section 6.8.    Counterparts ........................................................................ -12-
Section 6.9.    Powers and Rights Not Waived; Remedies Cumulative ................................... -12-

EXHIBITS
--------

Exhibit 1      Exchange Note
Exhibit 2      Preferred Stock Certificate
Exhibit 3      Certificate of Designation
Exhibit 4      Common Stock Certificate
Exhibit 5      Warrant

                           Jackson Acquisition Corp.
                               9 West 57th Street
                           New York, New York  10019



                                                     Dated as of August 16, 1995



To the Purchaser named in Schedule I hereto:


          The undersigned JACKSON ACQUISITION CORP., a Delaware corporation (to be known from and after the Closing and the transactions contemplated thereby as Jackson Products, Inc.) (the "Company"), hereby agrees with you as follows:


 SECTION 1.  DEFINITIONS

          Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such term in the several Note Agreements, dated as of the date hereof (collectively, the "Note Agreement"), between the Company and the Purchasers (as defined below). As used in this Agreement, the following terms shall have the following meanings:.

          "Exchange Notes" shall mean the subordinated notes of the Company, due August 15, 2005, in the form of Exhibit 1 hereto which may be issued at the Company's option in exchange for the Preferred Shares.

          "Purchasers" shall mean you and each of the Other Purchasers (defined below).

          "Securities" shall mean the Preferred Shares, the Exchange Notes, the Common Shares, the Warrants and the shares of Common Stock deliverable upon exercise of the Warrants.

SECTION 2.  PURCHASE AND SALE OF SECURITIES

            Section 2.1. Issue of Securities. (a) The Company has taken all necessary action to authorize the issuance and sale of 170,000 shares of Preferred Stock pursuant to this Agreement (the "Preferred Shares"). Each Preferred Share shall be evidenced by a certificate in the form attached hereto as Exhibit 2 and shall be entitled to the designations, rights, preferences and privileges set forth in the Certificate of Designation attached hereto as
Exhibit 3 (the "Certificate").

                    (b) The Company has taken all necessary action to authorize the issuance and sale of 750,000 shares of Common Stock pursuant to this Agreement (the "Common Shares"). Each Common Share shall be evidenced by a certificate in the form attached hereto as Exhibit 4.

                    (c) The Company has taken all necessary action to authorize the issuance and sale of Warrants to purchase 3,448,276 shares of Common Stock (the "Warrants") pursuant to this Agreement. Each Warrant shall be in the form attached hereto as Exhibit 5. The Company hereby agrees (i) to cause to be authorized and to reserve and keep available at all times during which any Warrants remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of the Warrants pursuant to the terms thereof, sufficient shares of Common Stock to provide for the issuance of the maximum number of shares of Common Stock issuable upon exercise of the outstanding Warrants, (ii) to issue and deliver such shares of Common Stock as are required upon exercise of the Warrants, and to take all actions necessary to ensure that all such shares of Common Stock will, when issued and paid for pursuant to the exercise of the Warrants, be duly and validly issued, fully paid and nonassessable, and (iii) if any shares of its Common Stock to be reserved for the purpose of issuance of shares of Common Stock upon exercise of the Warrants, require registration with or approval of any governmental authority under any Applicable Law before such shares of Common stock may be validly issued or delivered, to secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

          Section 2.2. Sale and Purchase; the Closing. (a) In reliance upon the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Purchaser (i) the number of Preferred Shares set forth below such Purchaser's signature on the executive page hereof, to be sold at a price equal to $83.50 per share, (ii) the number of Common Shares set forth below such Purchaser's signature on the executive page hereof, to be sold at a price equal to $1.00 per Common Share and
(iii) Warrants to purchase the number of shares of Common Stock set forth below such Purchaser's signature on the execution page hereof, to be sold at a price equal to $1.00 per Warrant.

                    (b) In reliance upon the representations and warranties of the Company contained herein and in the other Documents, and subject to the terms and conditions set forth herein and therein, you hereby agree to purchase the Securities to be purchased by you at the respective purchase prices set forth in Section 2.2(a) hereof. Each Purchaser shall be liable severally, and not jointly, for only the purchase of that portion of such Securities that appears on the execution page hereof that relates to such Purchaser.

                    (c) Simultaneously with the execution of this Agreement, the Company is executing other purchase agreements (the "Other Purchase Agreements") identical to this Agreement with the other purchasers listed on the signature pages thereof (the "Other Purchasers"), pursuant to which the Company shall issue and sell Securities to such Other Purchasers in the respective aggregate amounts set forth below their names on the signature pages thereof for the respective purchase prices set forth thereon. The amount of Securities being sold hereby and to the Other Purchasers shall aggregate the amounts indicated as authorized to be sold in Section 2.1 hereof. The sale of Securities to you and the Other Purchasers are to be separate sales, and this Agreement and the Other Purchase Agreements are to be separate agreements; provided that references to
                                                   --------
this "Agreement" shall include the Other Purchase Agreements where the context so permits, together with all modifications hereof and thereof.

                    (d) The sale and purchase of the Securities shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, New York City, at 9:00 A.M., New York City time, on the Closing Date. At the Closing, the Company shall deliver to you (i) one or more certificates representing the Preferred Shares to be purchased by you, (ii) one or more certificates representing the Common Shares to be purchased by you and (iii) one or more Warrants to be purchased by you, in each case in such permitted denomination or denominations as you may request registered in your name or in the name of such nominee or designee as you may request, against payment of the purchase price therefor by Federal funds bank wire transfer to the Company's account.

          Section 2.3 Failure to Deliver. If the Closing fails to occur on or before August 18, 1995, you shall, at your election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights you may have by reason of such nonfulfillment or failure. Nothing in this Section 2.3 shall operate to relieve the Company from any of its obligations hereunder.

          Section 2.4 Issue Price. The Company and the Purchasers agree that for purposes of section 1271 et seq. of the Code, the issue price of each (i)
                             -- ---
Preferred Share is $83.52 per Preferred Share, (ii) Common Share is $1.00 per Common Share and (iii) Warrant to purchase a share of Common Stock is $1.00 per Warrant, and that this Agreement is intended to constitute an agreement as to the issue price for all Federal and other income tax purposes.

          Section 2.5. Indemnification. (a) In addition to any and all obligations of the Company to indemnify you hereunder (including without limitation under Section 2.5(b) hereof) or under any of the other Documents, the Company shall, without limitation as to time, indemnify and hold harmless you, your Affiliates, and the employees, officers, directors, and agents of you and your Affiliates (including, without limitation, the Placement Agent and its agents) (collectively, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses") arising out of or in connection with this Agreement or the other Documents or the transactions contemplated hereby or thereby, whether or not the transactions contemplated by this Agreement or any of the other Documents are consummated and whether or not any Indemnified Party is a formal party to any Proceeding; provided that the Company shall not be liable to any Indemnified Party for any Losses if it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party, which (i) is independent of any wrongful act by the Company or any of its Subsidiaries, or any of its representatives, and (ii) was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of the Company herein or in any of the other Documents, including (without limitation) the certificates delivered by the Company pursuant hereto or thereto. The Company will not, in any event, be liable for any income taxes of the Purchaser. The Company shall promptly reimburse each Indemnified Party for all such Losses as they are incurred by such Indemnified Party. The obligations of the Company to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

          (b) Without limiting the foregoing, the Company shall indemnify, pay and hold each Indemnified Party harmless from and against any and all Losses incurred by the Indemnified Party by reason of any violation of any applicable Environmental Law for which the Company or any Subsidiary is or may be liable or that is related to any real property owned, leased or operated by the Company or any Subsidiary, or by reason of the imposition of any governmental Lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant in this Agreement; provided that the Company shall have no obligation to any Indemnified Party under this Section 2.5(b) with respect to such Losses to the extent arising from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction.

          (c) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt written notice to the Company of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction

(which determination is not subject to appeal) that the Company has been prejudiced materially by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party within 20 business days after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding including employment of counsel satisfactory to such Indemnified Party and the payment of all expenses; provided that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Company agrees to pay such fees and expenses; or (ii) the Company fails promptly to assume the defense of such Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Company or an Affiliate of the Company, and there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those available to the Company or such Affiliate (in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such Proceeding on behalf of such Indemnified Party), it being understood, however, that the Company shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party unless, in the reasonable judgment of an Indemnified Party, a conflict of interest may exist between such Indemnified Party and any other Indemnified Party with respect to such Proceeding, in which event the Company shall be liable for the fees and expenses of such additional counsel. The Company shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, the Company agrees to indemnify and hold harmless such Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

          (d) If the indemnification provided for in paragraphs (a) or (b) of this Section 2.5 is unavailable to any Indemnified Party in respect of any Losses referred to therein or is insufficient to hold such Indemnified Party harmless, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 2.5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive payment or prepayment of the Securities, at maturity, upon redemption or otherwise, any transfer of the Securities by you, and any termination of this Agree ment and the other Documents.



SECTION 3.  CLOSING CONDITIONS

            Your obligation to purchase and pay for the Securities to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions precedent on or before the Closing Date:

            Section 3.1. Satisfaction of Closing Conditions to Note Agreement. All of the conditions precedent to the obligations of the Purchaser contained in Section 4 of the Note Agreement shall have been satisfied or waived in accordance with the terms thereof.

            Section 3.2. Compliance with Agreements. The Company shall have performed and complied with all agreements, covenants and conditions contained herein, in the other Documents and in all other documents contemplated hereby or thereby that are required to be performed or complied with by the Company on or before the Closing Date.

            Section 3.3. Legality of Investment. The Securities to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject. The Company shall have delivered to you factual certificates or other evidence as you shall reasonably request, in form and substance reasonably satisfactory to you, to enable you to establish compliance with this condition.

          Section 3.4. Filing of the Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware and shall have become effective in accordance with all Applicable Laws.

          Section 3.5. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

          If on the Closing Date the Company fails to tender to you the Securities to be issued to you on such date or if the conditions specified in this Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, you may waive compliance by the Company with any such condition to any such extent as you may in your sole discretion determine. Nothing in this paragraph shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.


 SECTION 4.  COVENANTS.

          Section 4.1. Expenses, Stamp and Other Taxes, Indemnities by the Company. (a) Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of the Agreement and the other Documents and the transactions contemplated hereby and thereby, including but not limited to the reasonable charges and disbursements of your special counsel (if any), duplicating and printing costs and charges for shipping the Securities adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions of this Agreement and the other Documents (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement, any of the other Documents or the Securities. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Securities, whether or not any Securities are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Securities and authorizes the submission of such information as may be required by Standard & Poor's for the purpose of obtaining such number.

          Section 4.2. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Securities, in the case of any Security owned by (or by a nominee of) a Purchaser or any other Institutional Holder that has given written notice to the Company requesting that the provisions of this
Section 4.2 shall apply, the Company will promptly and punctually pay all amounts payable in respect if such Security, without any presentment thereof, directly to such Purchaser, such Institutional Holder or such nominee, at the address of such Purchaser set forth in Schedule I or at such other address as such Purchaser or such Institutional Holder may from time to time designate in writing to the Company or, if a bank account is designated for the Purchaser on
Schedule I hereto or in any written notice to the Company from a Purchaser or any such Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 A.M., New York City time on the date due, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such Institutional Holder in any bank in the United States as such Purchaser or such Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

          Section 4.3. Board Observance. So long as a Purchaser or any of its Affiliates owns any Securities, the Company shall (a) provide such Purchaser or Affiliate with notice of each meeting of the Board of Directors of the Company concurrently with, and in the same manner as, the notice of such meeting provided to the members of such board (but not less than one Business Day prior to such meeting), (b) provide such Purchaser or Affiliate a copy of all materials and written information provided to members of such board and any committee thereof in connection with any such meeting concurrently with the distribution thereof to such members, and (c) permit a single person designated by such Purchaser or Affiliate to attend and observe each such board meeting (in person or telephonically) all of which shall be subject to reasonable restrictions intended to maintain the confidentiality of such proceedings and materials.

          Section 4.4. ERISA Compliance. So long as a Purchaser, any of its Affiliates or an Institutional Holder owns any Securities, the Company shall provide such Purchaser, Affiliate, or Institutional Holder, promptly upon the occurrence thereof, or the date notice is required to be given to the Internal Revenue Service, the Department of Labor, the PBGC or any governmental or quasi-governmental entity, if earlier, written notice of (1) a Reportable Event with respect to any Pension Plan; (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Pension Plan;
(3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Pension Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Pension Plan; (5) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

          Section 4.5. Loss, Theft, Etc. of Security. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Security, and in the case of any such loss, theft, or destruction upon delivery of a bond or indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Security, the Company will make and deliver without expense to the holder thereof, a new Security, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Security. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Security, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of the new Security other than the written agreement of such owner to indemnify the Company.

           Section 4.6.  Financial Statements and Other Information.

           (a) The Company shall deliver or cause to be delivered to you and each other Institutional Holder owning Securities, the financial statements and other information required by Section 5.16 of the Note Agreement; provided, that you and each such Institutional Holder shall be bound by the confidentiality provisions of such Section.

           (b) For so long as any Securities remain outstanding, the Company shall, upon request, make available to any beneficial owner and any prospective purchaser of such Securities, the information required by Rule 144A(d)(4) under the Securities Act.


 SECTION 5.  REPRESENTATIONS AND WARRANTIES.

           Section 5.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit C to the Note Agreement are true and correct as of the date hereof and shall be true and correct on the Closing Date (after giving effect to the transactions contemplated by the Documents), and such representations and warranties are incorporated herein by reference with the same force and effect as though herein set forth in full.

           Section 5.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are an accredited investor within the meaning of Regulation D under the Securities Act, that you are acquiring the Securities being acquired by you hereunder for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Securities; provided that the disposition of your property shall at all times be and remain within your control.

          (b) You further represent and warrant that, with respect to each source of funds to be used by you to purchase the Securities (respectively, the "Source"), at least one of the following statements is true as of the Closing
Date:

                 i) The Source is not assets of an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (each such employee benefit plan or plan hereinafter referred to as a "Plan");

                ii) The Source is assets of an "insurance company general account," as such term is defined in section V(e) of Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995), and the purchase by or on behalf of such account is exempt, under PTE 95-60, from the application of the prohibited transaction provisions of ERISA and the Code (the "Prohibited Transaction Provisions");

               iii) The Source is a "governmental plan" as defined in Section 3(32) of ERISA;

                iv) The Source is assets of either (A) an insurance company pooled separate account, and the purchase by or on behalf of such account is exempt from the Prohibited Transaction Provisions under PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, and the purchase by or on behalf of such account is exempt from the Prohibited Transaction Provisions under PTE 91-38 (issued July 12, 1991);

                 v) The Source is assets of an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), which QPAM has been identified in writing, such that the purchase by or on behalf of such fund is exempt under PTE 84-14, from the Prohibited Transaction Provisions, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, or at any time during the immediately preceding year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any Plan that has an interest in such investment fund (each such Plan having been identified in writing) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified Plan; or

                vi) The Source is assets of one or more Plans, or a separate account or trust fund comprised of one or more Plans, each of which has been identified in writing.


SECTION 6.  MISCELLANEOUS.

          Section 6.1. Notices. All communications provided for hereunder shall be in writing and, if to any Purchaser, delivered or mailed by prepaid overnight air courier, or by facsimile communication, in each case addressed to such Purchaser at its address appearing on Schedule I to this Agreement or such other address as such Purchaser may designate to the Company in writing, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, CA 90071, Attention:
Michael A. Woronoff, Esq., Telecopier No.: (213) 687-5600 and (ii) in the case of MCIT PLC, with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, NY 10019, Attention: Jay Parry Monge; and if to the Company, delivered and mailed by prepaid overnight air courier, or by facsimile communication, in each case to the Company at The Jordan Company, 9 West 57th Street, Suite 4000, New York, New York 10019, Attention: A. Richard Caputo, Jr., Telecopier No.: (212) 755-5263, with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, NY 10019,
Attention: James B. Carlson, Esq., Telecopier No.: (212) 262-1910, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Securities initially issued to you, or by facsimile communication; provided, however, that a notice sent by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in
Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by a copy thereof by prepaid overnight air courier, in either case, as you or a subsequent holder of any Securities initially issued to you may designate to the Company in writing.

          Section 6.2. Amendment and Waiver. This Agreement and the other Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by (a) the Company and the Purchasers of at least 66 2/3% of the Preferred Shares originally issued.

          Section 6.3. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Securities in accordance with this Agreement.

          Section 6.4. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Securities.

          Section 6.5. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

          Section 6.6. Governing Law. THIS AGREEMENT AND THE SECURITIES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CON-

STRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR
PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 6.7 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 6.9 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Securities in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Securities are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended, shall extend to or affect any obligation or right not expressly waived or consented to.

          The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                     JACKSON ACQUISITION CORP.




                                     By   /s/ Robert H. Elkin
                                       -----------------------------------
                                       Name:  Robert H. Elkin
                                       Title: Chairman, President and
                                              Chief Executive Officer


                                     By   /s/ Christopher T. Paule
                                       ----------------------------------
                                       Name:  Christopher T. Paule
                                       Title: Chief Financial Officer